Exhibit 10(d)

THE TORO COMPANY

SUPPLEMENTAL BENEFIT PLAN

Amended and Restated Effective January 1, 2009

TABLE OF CONTENTS

Page
I. DEFINITIONS	1
II. ELIGIBILITY AND PARTICIPATION	5
III. SUPPLEMENTAL ACCOUNT	6
3.1 Establishment of Account	6
3.2 Credits to Article III Account	6
3.3 Earnings on Amounts Credited	6
IV. SUPPLEMENTAL RETIREMENT BENEFIT	6
4.1 Benefit Eligibility	6
4.2 Calculation of the Benefit	7
4.3 Effect of Pension Plan Termination	7
V. SUPPLEMENTAL SURVIVING SPOUSE BENEFIT	7
5.1 Eligibility for Surviving Spouse Benefit	7
5.2 Calculation of the Benefit	8
5.3 Effect of Pension Plan Termination	8
VI. DISTRIBUTIONS	9
6.1 Distribution of Article III Accounts	9
6.2 Election of Distribution Method for Article III Accounts	9
6.3 Death Prior to Completion of Distributions for Article III Accounts	9
6.4 Distribution of Article IV Accounts	10
6.5 Election of Distribution Method for Article IV Accounts	10
6.6 Death Before Termination of Employment for Article IV Accounts	10
6.7 Limitation on Election of Distribution Method	11
6.8 Payments to Specified Employees	11
6.9 Unforeseeable Emergencies	11
6.10 Disability	12
VII. ADMINISTRATION OF THE PLAN	12
7.1 Company Authority	12
7.2 Reliance	12
7.3 Individual Statements	12
7.4 Claims	12
VIII. AMENDMENT OR TERMINATION	14
IX. GENERAL PROVISIONS	15
9.1 The Trust	15
9.2 No Alienation	15
9.3 Unfunded Plan	15
9.4 No Guaranty	16
9.5 No Right of Employment	16
9.6 Incompetency	16
9.7 Corporate Changes	16
9.8 Addresses	16
9.9 Limitations on Liability	17
9.10 Transfers to the Trust	17
9.11 Inspection	17
9.12 Withholding	17
9.13 Singular and Plural	17
9.14 Severability	18
9.15 Unsecured General Creditor	18
9.16 Discharge of Obligations	18
9.17 Governing Law	18
9.18 Successors	18
9.19 Court Order	18
9.20 No Assurance of Tax Consequences	19
9.21 Code Section 409A	19

THE TORO COMPANY

SUPPLEMENTAL BENEFIT PLAN

Amended and Restated Effective January 1, 2009

The Toro Company hereby amends and restates its Supplemental Benefit Plan originally effective as of August 1, 1989.  This amendment and restatement is effective for all amounts deferred on or after January 1, 2005 that remain unpaid as of January 1, 2009.  All grandfathered amounts earned and vested as of December 31, 2004 shall continue to be governed by the 2004 Plan document in accordance with then applicable IRS guidance.  All amounts earned or vested from January 1, 2005 through December 31, 2008 shall continue to be governed by this amendment and restatement, as modified by the operations of the Plan during such period in accordance with Code Section 409A and then applicable IRS guidance (including transition relief).  The Plan is maintained by the Company for the purpose of providing benefits for a select group of management or highly compensated employees, in excess of the limitations on benefits and contributions imposed by Sections 401(a)(17) and 415 of the Code.  The Plan is unfunded for purposes of Title I of ERISA.

I.           DEFINITIONS

When used in the Plan, the following terms have the meanings indicated unless a different meaning is plainly required by the context.

"2004 Plan" means the terms of the Plan in place as of December 31, 2004.

"Actuarial Equivalent" means, prior to January 1, 2006, calculations based upon 7% interest and the 1971 Group Annuity Table male rates.  On or after January 1, 2006, it means the calculations based upon 6% interest and the "applicable mortality table" prescribed by the Secretary of the Treasury in accordance with Section 417(e)(3) of the Code and regulations and rulings issued thereunder (which on or after December 31, 2002 is based on the table in Revenue Ruling 2001-62).  However, when determining an Actuarial Equivalent benefit under the Plan, that benefit shall not be less than an amount determined when the assumptions stated in the first sentence of this definition are applied with respect to a Participant's benefit accumulated through December 31, 2006.

"Beneficiary" means the person or persons selected by the Participant to receive benefits under the Plan in the event of the Participant's death.

"Board" means the Board of Directors of the Toro Company.

"Change of Control" means:

(a)           The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership

(within the meaning of Rule 13d-3 under the Exchange Act) of 15% or more of either (i) the then-outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b)            Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)           Consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or stock of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such

Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation and Human Resources Committee of the Board or any successor committee and its delegates with respect to the Plan.

"Common Stock" means the Company's common stock, par value $1.00 per share, and related preferred share purchase rights.

"Company" means The Toro Company, a Delaware corporation.  Except as used in Articles VII and VIII, "Company" also includes any Participating Subsidiary.

"Compensation" means all amounts received by a Participant from the Company that are subject to federal income tax withholding: provided that (a) Compensation shall not include any amount received by an employee on account of the grant or exercise of an option to purchase Common Stock of the Company, and (b) Compensation shall include an amount equal to any reductions in a Participant's gross income as a result of salary reductions under Section 125, 132(f)(4) or 402(e)(3) of the Code.  Compensation shall include only amounts paid or deferred in connection with the Company's annual base salary and the annual cash incentive plans.

"Disability" means the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12  months; (b) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Company employees because of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (c) determined to be totally disabled by the Social Security Administration or Railroad Retirement Board; or (d) determined to be disabled in accordance with the Company's Long Term Disability Plan, provided that such plan's definition complies with Treasury Regulation Section 1.409A-3(i)(4).

"Distribution Election Form" means a form provided by the Company through which a Participant makes the distribution elections provided for in Articles III, IV, V and VI.

"Early Retirement Date" means the first day of any month before the Participant's Normal Retirement Date that is on or after the date on which the Participant has attained 55 years of age, completed 10 years of credited service under the Pension Plan, incurred a termination of employment and elected to receive an early retirement benefit under the Pension Plan.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"IRS" means the Internal Revenue Service.

"Normal Retirement Age" has the meaning set forth in the Pension Plan as of December 31, 2008.

"Participant" means any employee of the Company or a Participating Subsidiary who meets the conditions described in Article II of the Plan.

"Participating Subsidiary" means a Subsidiary of the Company to which the Plan has been extended by action of the Board or by action of the Committee, if the Board of Directors has authorized the Committee to so act.

"Pension Plan" means The Toro Company Retirement Plan for Office and Hourly Employees or any successor or replacement plan.

"Plan" means the Supplemental Benefit Plan, as amended.

"Plan Year" means the calendar year.

"Retirement Plan" means The Toro Company Investment, Savings and Employee Stock Ownership Plan or any successor or replacement plan.

"Specified Employee" means a Participant who, as of the date of the Participant's termination of employment for any reason and unless the Company has designated otherwise, is an elected officer of the Company.  If a Participant is an elected officer as of December 31, the Participant shall be treated as a Specified Employee for the entire 12-month period beginning on the next following April 1.

"Stable Return Fund Measure" means the earnings rate paid or credited from time to time on assets held in the Stable Return Fund under the Retirement Plan.

"Subsidiary" means any corporation that is a component member of the controlled group of corporations of which the Company is the common parent.  Controlled group shall be determined by reference to Section 1563 of the Code but shall include any corporation described in Section 1563(b) (2) thereof.

"Surviving Spouse" means a person who is married to a Participant at the date of the Participant's death and for at least one year prior thereto.

"Trust" means the trust established or maintained by the Company that is used in connection with the Plan to assist the Company in meeting its obligations under the Plan.

"Trustee" means the corporation or individual selected by the Company to serve as trustee for the Trust.

"Unforeseeable Emergency"  means a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant's spouse, the Participant's Beneficiary or the Participant's dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)); loss of the Participant's property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  For example, (a) imminent foreclosure of or eviction from the Participant's primary residence may constitute an Unforeseeable Emergency; (b) the need to pay for medical expenses, including nonrefundable deductibles, as well as for the costs of prescription drug medications, may constitute an Unforeseeable Emergency; (c) the need to pay for the funeral expenses of a spouse, a Beneficiary or a dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)) may also constitute an Unforeseeable Emergency; and (d) the purchase of a home and the payment of college tuition are not Unforeseeable Emergencies.

II.           ELIGIBILITY AND PARTICIPATION

An employee who satisfies the conditions of this Article II and whose benefits under the Pension Plan or the Retirement Plan are or will be reduced because of the limitations on contributions and benefits imposed by Section 401(a)(17) or 415 of the Code shall be a Participant in the Plan.

A Participant in the Plan must be an employee of the Company or of a Participating Subsidiary receiving annual Compensation at a rate equal to or greater than the limitation established pursuant to Section 401(a)(17) of the Code, as such amount may be adjusted from time to time by the Secretary of the Treasury ($230,000 for 2008).

Once an employee becomes a Participant, the Participant's account under the Plan will remain in effect until distributed as provided herein, even if for any subsequent Plan Year or portion thereof the employee is ineligible to be a Participant or ceases to be a Participant for any other reason.

III.           SUPPLEMENTAL ACCOUNT

3.1	Establishment of Account

The Company shall establish and maintain an Article III account for each Participant and shall credit such account for each Plan Year with an amount equal to the amount described in Section 3.2.

3.2	Credits to Article III Account

The amount credited to a Participant's Article III account for each Plan Year or portion thereof during which the employee is a Participant shall equal the difference between:

(a)           the aggregate amount of contributions and forfeitures that would have been allocated or reallocated to the Participant under the Retirement Plan, based on the Participant's Compensation, and without regard to the limitations imposed by Sections 401(a)(l7) or 415 of the Code, and

(b)           the aggregate amount of contributions and forfeitures actually allocated or reallocated to the Participant under the Retirement Plan plus any credits made under any nonqualified deferred compensation plan maintained by the Company (other than the Plan) to replace amounts that would have been credited under the Retirement Plan had the Participant not deferred Compensation under such nonqualified plans.

Amounts credited to a Participant's Article III account for any Plan Year shall be credited as of the end of such Plan Year.

3.3	Earnings on Amounts Credited

Amounts credited to a Participant's Article III Account shall be credited with earnings at a rate and in a manner authorized by the Committee from time to time; provided that the earnings rate for all Participants shall be based on a Participant's selection from any fund made available by the Committee from time to time.  Earnings shall be credited as of the end of each business day that the Committee authorizes the Plan's recordkeeping system to determine the value of gains and losses.  Notwithstanding the foregoing, for Participants who did not make a one-time election as of October 31, 2006 to allocate all funds in all accounts, past and future, so that earnings are based on the rate of return from one or more of the funds provided above, the earnings shall be determined based on the Stable Return Fund Measure.

IV.           SUPPLEMENTAL RETIREMENT BENEFIT

4.1	Benefit Eligibility

Subject to Section 6.8, a supplemental retirement benefit shall be payable to a Participant under this Article IV commencing on the Participant's Normal Retirement Age.

The amount of that benefit, which shall not be less than zero, shall equal the difference between:

(a)           the amount that the Participant would have been entitled to receive under the Pension Plan if such amount was determined (for each Plan Year or portion thereof in which the individual was a Participant) without regard to the limitations on benefits imposed by Section 401(a)(17) or 415 of the Code on the Pension Plan, reduced by the Defined Contribution Plan Offset, as defined in the Pension Plan, but including as an additional part of such Defined Contribution Plan Offset the sum of (i) amounts credited to the Participant under Article III of the Plan (including interest and other credits thereto) and (ii) amounts credited to the Participant under any other nonqualified deferred compensation plan maintained by the Company to replace amounts that would have been credited under such qualified plans had the Participant not deferred compensation under such a nonqualified deferred compensation plan; provided, however, that the determination of the amount that the Participant would have been entitled to receive under the Pension Plan shall be made without regard to any compensation paid or accrued in connection with the Company's stock option, performance share and other stock-based compensation plans or agreements, and

(b)           the amount of the benefit actually payable to the Participant under the Pension Plan.

4.2	Calculation of the Benefit

(a)           The amount described in Section 4.1 will be computed as of the date of the Participant's retirement or termination of employment with the Company, in the form of a straight life annuity payable monthly over the lifetime of the Participant commencing on the Participant's Normal Retirement Date.

(b)           If the benefit under this Article IV is payable in any form other than a straight life annuity over the lifetime of the Participant, or if it commences at any time other than the Participant's Normal Retirement Date, the amount of the benefit shall be the Actuarial Equivalent of the benefit described in Section 4.2(a).

4.3	Effect of Pension Plan Termination

If the Pension Plan is terminated by the Company, the benefit payable to a Participant under this Article IV, if any, shall be determined as of the termination date of the Pension Plan and no other benefit shall be provided under this Article IV.

V.           SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

5.1	Eligibility for Surviving Spouse Benefit

If a Participant dies prior to commencement of payment of the Participant's benefit under the Pension Plan under circumstances in which a Pre-Retirement Death Benefit is payable to the Participant's Surviving Spouse under the Pension Plan, then a supplemental benefit shall be payable to the Surviving Spouse under the Plan.  The benefit shall be an amount, not less than zero, equal to the difference between:

(a)           the monthly amount of the benefit under the Pension Plan and any other qualified defined benefit plans maintained by the Company to which the Surviving Spouse would have been entitled under such plan or plans if such benefit were computed without regard to the limitations on benefits imposed by Sections 401(a)(17) or 415 of the Code, reduced by the Defined Contribution Plan Offset, as defined in the Pension Plan, but including as an additional part of such Defined Contribution Plan Offset the sum of (i) amounts credited to the Participant under Article III of the Plan (including interest and other credits thereto) and (ii) amounts credited to the Participant under any other nonqualified deferred compensation plan maintained by the Company to replace amounts that would have been credited under such qualified plans had the Participant not deferred compensation under such a nonqualified deferred compensation plan; provided, however, that the determination of the amount that the Participant would have been entitled to receive under the Pension Plan shall be made without regard to any compensation paid or accrued in connection with the Company's stock option, performance share and other stock-based compensation plans or agreements, and

(b)           the monthly amount of the benefit actually payable to the Surviving Spouse under the Pension Plan.

5.2	Calculation of the Benefit

A benefit payable under this Article V shall be payable over the lifetime of the Surviving Spouse in monthly installments commencing (a) on the Participant's Early Retirement Date if the Participant dies before such date, or (b) on the first day of the month following the Participant's death if the Participant dies on or after the Participant's Early Retirement Date.  A Participant may elect on the Participant's initial Distribution Election Form to have the Actuarial Equivalent of the benefit described herein paid in a lump sum.  If the lump-sum option is elected, it shall be paid on the first day of the month following the month in which the Participant dies, or as soon thereafter as is administratively feasible (but in no event later than the end of the calendar year in which the Participant died).  A Participant may change the form of payment in the manner described in Section 6.5(b).

5.3	Effect of Pension Plan Termination

If the Pension Plan is terminated by the Company, the benefit payable to a Surviving Spouse under this Article V, if any, shall be determined as of the termination date of the Pension Plan and no other benefit shall be provided under this Article V.

VI.           DISTRIBUTIONS

6.1	Distribution of Article III Accounts

Subject to Section 6.8, all amounts credited to a Participant's account in accordance with Article III, including gains or losses, shall be distributed to or with respect to a Participant immediately following the Participant's termination of employment with the Company for any reason including death.  Available methods of distribution are (i) approximately equal annual, quarterly or monthly installment payments over a period not to exceed ten years or (ii) a single lump-sum distribution.

6.2	Election of Distribution Method for Article III Accounts

(a)           Each Participant shall elect on a Distribution Election Form the method of distribution of the Participant's Article III account.  The Distribution Election Form must be submitted to the Committee within 30 days after the date an individual becomes eligible to participate in the Plan.  The election shall become effective and irrevocable upon its receipt by the Committee.  If no election has been made by the required time, the Participant shall be deemed to have elected to receive the amounts credited to the Participant's Article III account in a lump-sum payment.  Any change in this default election must be made in accordance with Section 6.2(b).  This Section 6.2(a) shall not apply to any individual who, though newly eligible to participate in the Plan, was previously eligible to participate in the Plan and for whom an Article III account is currently maintained.  For such an individual, the prior Distribution Election Form shall remain in effect unless the Participant changes the election in accordance with Section 6.2(b).

(b)           Subject to Section 6.7, a Participant may change the Participant's election at any time subject to the following: (i) any change shall not take effect until at least 12 months after the date on which the election change is made, and (ii) in the case of an election change relating to payments other than on account of an Unforeseeable Emergency, death or Disability of the Participant, the payment shall be deferred for a period of not less than five years from the date such payment would otherwise have been paid (or in the case of installment or annuity payments, five years from the date the first amount would otherwise have been paid).  No change in election will be effective if made after the Participant's employment with the Company is terminated for any reason.

6.3	Death Prior to Completion of Distributions for Article III Accounts

If a Participant dies before the full amount of the Participant's Article III account has been distributed, any remaining amounts shall be distributed to the Participant's Beneficiary by a method designated by the Participant in the Participant's Distribution Election Form.  If a Participant has not designated a Beneficiary or method of distribution, or if no designated Beneficiary is living on the date of distribution, such amounts shall be distributed to the Participant's Beneficiary under the Retirement Plan in a lump-sum distribution as soon as administratively feasible following the Participant's death (but in no event later than the end of the calendar year in which the Participant died).

6.4	Distribution of Article IV Accounts

All amounts credited to a Participant's account in accordance with Article IV of the Plan, including gains and losses, shall be distributed to or with respect to a Participant in accordance with Article IV and this Article VI.  Available methods of distribution are (i) approximately equal annual, quarterly or monthly installment payments over a period not to exceed ten years or (ii) a single lump-sum distribution.

6.5	Election of Distribution Method for Article IV Accounts

(a)           Each Participant shall elect on a Distribution Election Form the method of distribution of the Participant's Article IV benefit.  The Distribution Election Form must be submitted to the Committee within 30 days after the date an individual becomes eligible to participate in the Plan.  The election shall become effective and irrevocable upon its receipt by the Company.  If no election has been made by the required time, the Participant shall be deemed to have elected to receive the benefit described in Article IV in the form of a life annuity payable monthly over the life of the Participant.  Any change in this default election must be made in accordance with Section 6.5 (b), below.  This Section 6.5(a) shall not apply to any individual who, though newly eligible to participate in the Plan, was previously eligible to participate in the Plan and for whom an Article IV account is currently maintained.  For such an individual, the prior Distribution Election Form shall remain in effect unless the Participant changes the Participant's election in accordance with Section 6.5(b).

(b)           Subject to Section 6.7, a Participant may change the Participant's election at any time subject to the following: (i) any change shall not take effect until at least 12 months after the date on which the election change is made, and (ii) in the case of an election change relating to payments other than on account of an Unforeseeable Emergency, death or Disability of the Participant, the payment shall be deferred for a period of not less than five years from the date such payment would otherwise have been paid (or in the case of installment or annuity payments, five years from the date the first amount would otherwise have been paid).  No change in election will be effective if made after the Participant's employment with the Company is terminated for any reason.

6.6	Death Before Termination of Employment for Article IV Accounts

If a Participant dies before termination of employment or retirement from the Company, no benefit is payable under Article IV but a benefit may be payable under Article V if and to the extent that the conditions of Article V are satisfied.

6.7         Limitation on Election of Distribution Method

A Participant may change the Participant's election of distribution method only one time after making an initial election with respect to distribution of any accounts under the Plan.

6.8	Payments to Specified Employees

In the case of a Participant who is a Specified Employee as of the date of the Participant's termination from employment, all payments under Articles III and IV and this Article VI to which the Participant is otherwise entitled due to a termination of employment shall be delayed by six months (or if earlier than the end of the six-month period, the date of death of the Specified Employee) as required under Treasury Regulation Section 1.409A-3(i)(2).  With respect to any payments hereunder that are subject to Code Section 409A and that are payable on account of a termination of employment, the determination of whether the Participant has had a termination of employment shall be made in accordance with Code Section 409A and its requirements for a separation from service.

6.9	Unforeseeable Emergencies

(a)           In the event a Participant incurs an Unforeseeable Emergency as determined by the Committee based on the relevant facts and circumstances, the Participant may make a written request to the Committee for a hardship withdrawal from the Participant's account established under Article III.  Upon receiving such a request, the Committee (i) shall cancel a Participant's deferrals under the Plan for the remainder of the Plan Year, and (ii) may make a distribution from the Participant's Article III Account.  Withdrawals of amounts because of an Unforeseeable Emergency are only permitted to the extent reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution).  A distribution on account of an Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant's assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the Plan.

(b)           Notwithstanding the foregoing, in the event that a Participant has received a hardship distribution from any defined contribution plan with a 401(k) cash or deferred arrangement maintained by the Company, regardless of whether the Participant has requested a distribution as a result of an Unforeseeable Emergency under the Plan, the Participant's deferrals under the Plan shall be cancelled through the end of the current Plan Year, or the end of the subsequent Plan Year if the six-month period under Treasury Regulation Section 1.401(k)-1(d)(3)(iv)(E)(2) does not end in the current Plan Year.

6.10        Disability

(a)           A Participant who becomes Disabled shall receive a distribution of the accrued benefits in the Participant's account under Article IV.  The maximum amount payable due to Disability shall be determined as provided in Section 4.2.

(b)           In the event of a Participant's Disability, the Participant's deferrals shall be cancelled for the remainder of the Plan Year.

VII.           ADMINISTRATION OF THE PLAN

7.1	Company Authority

The Plan shall be administered by the Company, which shall have the authority, duty and power to interpret and construe the provisions of the Plan in its sole discretion.  The Company shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder.  The Company's interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned.

7.2	Reliance

The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

7.3	Individual Statements

The Company or its service provider shall furnish individual statements of accrued benefits to each Participant or current Beneficiary or Surviving Spouse at least annually, in such form as determined by the Company.

7.4	Claims

The employee benefit plan procedures in this Section 7.4 are intended to comply with Section 503 of ERISA and Section 2560.503-1 of the Department of Labor Regulations and pertain to claims by Participants and Beneficiaries ("claimants") for Plan benefits, consideration of such claims and review of claim denials.  For purposes of these procedures, a "claim" is a request for a benefit by a Participant or Beneficiary under the Plan.  A claim is filed when the requirements of these procedures have been met.

(a)           If a claim is wholly or partially denied, notice of the decision, meeting the requirements of Section 7.4(b), shall be furnished to the claimant within a reasonable period of time after receipt of the claim by the Company.  If notice of the denial of a claim is not furnished in accordance with this Section 7.4(a) within a reasonable period of time, the claim shall be deemed denied and the claimant shall be permitted to proceed to the review stage described in Section 7.4(c) of these procedures.  For purposes of this Section 7.4(a), the period of time for notification to the claimant will not exceed 90 days (45 days for Disability claims) after receipt of the claim by the Company, unless special circumstances require an extension of time for processing the claim.  If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period (45 days for Disability claims).  In no event shall such extension exceed a period of 90 days (30 days for Disability claims) from the end of such initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to render the final decision (see the paragraph below for the contents of the extension notice with respect to Disability claims).

In addition, with respect to Disability claims, if, prior to the end of the first 30-day extension period, the Company determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Company notifies the claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision.  Both notices of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information.

(b)           The Company shall provide to every claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant:

(i)	the specific reason or reasons for the denial;

(ii)	specific reference to pertinent provisions of the Plan on which the denial is based;

(iii)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(iv)	appropriate information as to the steps to be taken if the Participant or Beneficiary wishes to submit a claim for review; and

(v)
in the case of an adverse benefit determination regarding Disability benefits, if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either a copy of the specific rule, guideline, protocol or other similar criterion or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant upon request.

(c)           If a claim is denied in whole or in part and if the claimant is dissatisfied with the disposition of the claim, the claimant or the claimant's duly authorized representative shall have a reasonable opportunity to appeal the denied claim to the Company or to a person designated by the Company, and shall have a full and fair review of the claim and its denial.  Under this review procedure, a claimant or the claimant's duly authorized representative may:

(i)	request a review upon written application to the Company;

(ii)	review pertinent documents; and

(iii)	submit issues and comments in writing.

A claimant must file such a request for review of a denied claim within a reasonable period of time, not to exceed 60 days (180 days for Disability claims) after receipt by the claimant of written notification of denial of a claim.

(d)           A decision by the Company shall be made promptly and shall not ordinarily be made later than 60 days (45 days for Disability claims) after the receipt by the Company of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days (90 days for Disability claims) after receipt of a request for review.  If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.  The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan on which the decision is based.  The decision on review shall be furnished to the claimant within the period of time described in this subsection (d).  If the decision on review is not furnished within such time, the claim shall be deemed denied on review.

VIII.                      AMENDMENT OR TERMINATION

The Company reserves the power to amend or terminate the Plan at any time by action of the Committee, ratified by the Board.

No amendment or termination of the Plan shall directly or indirectly reduce the balance of any account described in Article III as of the effective date of such amendment or termination.  Upon termination of the Plan, distribution of amounts credited to such account shall be made to the Participant or the Participant's Beneficiary in accordance with Article VI.  No additional credits or contributions will be made to any account under the Plan after termination of the Plan, but gains or losses will continue to be credited to the Participant's account under the Plan until all benefits are distributed to the Participant or the Participant's Beneficiary.

No amendment or termination of the Plan shall directly or indirectly deprive any current or former Participant or Surviving Spouse of all or any portion of any benefit under Article IV or Article V of the Plan, payment of which has commenced prior to the effective date of such amendment or termination or which would be payable if the Participant terminated employment for any reason, including death, on such effective date.

Any acceleration of the time and form of payment as a result of the termination of the Plan shall be in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix).

IX.           GENERAL PROVISIONS

9.1	The Trust

The Company has established a Trust that may be used to pay benefits arising under the Plan and costs, charges and expenses relating thereto.  To the extent that the funds held in the Trust are insufficient to pay such benefits, costs, charges and expenses, the Company shall pay them.

9.2	No Alienation

Except as the Committee determines is required by law or order of a court of competent jurisdiction, neither the benefits payable hereunder nor the right to receive future benefits under the Plan may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or subjected to any charge or legal process, and no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, any person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

9.3	Unfunded Plan

The Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of ERISA.  Funds invested under the Plan, including amounts held in the Trust, shall continue for all purposes to be part of the general assets of the Company and available to the general creditors of the Company in the event of the Company's bankruptcy (when the Company is involved in a pending proceeding under the Federal Bankruptcy Code) or insolvency (when the Company is unable to pay its debts as they mature).  In the event of the Company's bankruptcy or insolvency, the Board and the Company's Chief Executive Officer are required to notify the Trustee and each Participant in writing of such an occurrence within three business days following the Company's becoming aware thereof.  No Participant, Surviving Spouse or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan, and to the extent the Participant, Surviving Spouse or any other person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company.  The Plan constitutes a mere promise by the Company to make payments to the Participants, Surviving Spouses or Beneficiaries in the future.

9.4	No Guaranty

Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that any funds in the Trust or the assets of the Company will be sufficient to pay any benefit hereunder.

9.5	No Right of Employment

No Participant or Surviving Spouse shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.  Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

9.6	Incompetency

If any person entitled to a benefit payment under the Plan is declared incompetent and a conservator or other person legally charged with the care of such person or the estate of such person is appointed, any benefits under the Plan to which such person is entitled shall be paid to such conservator or other person.  Except as provided above, when the Company determines that such person is unable to manage such person's financial affairs, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person.  Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

9.7	Corporate Changes

The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan.  In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Article VIII.

9.8	Addresses

Each Participant shall keep the Company informed of the Participant's current address and the current address of the Participant's spouse or designated Beneficiary.  The Company shall not be obligated to search for any person.

9.9          Limitations on Liability

Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, Surviving Spouse, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.

9.10	Transfers to the Trust

On the occurrence of a Change of Control, the Company shall transfer cash or property to the Trust in an amount equal to the present value of all accumulated or accrued benefits then payable to or on behalf the Participant or Participants under the Plan, plus any applicable fees.  The Company may also transfer cash or property to the Trust in an amount equal to the present value of all accumulated or accrued benefits then payable under the Plan at any time in the sole discretion of the Company.  If a transfer of cash or property occurs, the amounts transferred with respect to the benefits payable under Articles IV and V shall be, for each Participant, Beneficiary or Surviving Spouse, the Actuarial Equivalent of the benefits payable to or on behalf of each such individual under Articles IV and V.  Thereafter, the Company shall, for each Plan Year, transfer cash or property no later than 30 days after the end of the Plan Year in which the initial transfer occurs, and thereafter on each anniversary thereof, to the Trust for the benefit of each affected individual in an amount equal to the additional benefit accrued under the terms of the Plan during and in relation to the most recent Plan Year then ended.  In the event of a transfer, the accounts of the Participants, established pursuant to Article III shall be credited with interest or earnings and losses in accordance with Section 3.3.

9.11	Inspection

Each Participant shall receive a copy of the Plan, and the Company will make available for inspection by any Participant or Beneficiary a copy of any rules and regulations that are used by the Company in administering the Plan.

9.12	Withholding

Any amounts payable pursuant to the Plan may be reduced by the amount of any federal, state or local taxes required by law to be withheld with respect to such payments and by any amount owed by the Participant to the Company.

9.13	Singular and Plural

Except when otherwise required by the context, any singular terminology shall include the plural.

9.14        Severability

If a provision of the Plan shall be held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.15	Unsecured General Creditor

Participants, Surviving Spouses, Beneficiaries and their heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company or of the Trust.  For purposes of the payment of benefits under the Plan, any and all of the Company's assets including any assets of the Trust shall be, and remain until paid, the general, unpledged, unrestricted assets of the Company.  The Company's obligation under the Plan shall consist solely of an unfunded and unsecured promise to pay money in the future.

9.16	Discharge of Obligations

The payment of benefits under the Plan to a Beneficiary or a Surviving Spouse shall fully and completely discharge the Company and the Committee from all further obligations under the Plan with respect to the Participant and any Beneficiary.

9.17	Governing Law

To the extent that it is not governed by United States federal law, the Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

9.18	Successors

The provisions of the Plan shall bind and inure to the benefit of the Company and the Company's successors and assigns, the Participant, and the Participant's Surviving Spouse and designated Beneficiaries.

9.19	Court Order

Notwithstanding Section 9.2, the Committee is authorized to make any payments directed by a qualified domestic relations order (as defined in Code Section 414(p)(1)(B)).  If a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

9.20        No Assurance of Tax Consequences

Neither the Company nor the Board nor any other person guarantees or assures a Participant, Surviving Spouse or Beneficiary of any particular federal or state income tax, payroll tax or other tax consequence of participation in the Plan.  A Participant should consult with professional tax advisors regarding all questions related to the tax consequences of participation.

9.21	Code Section 409A

The Plan document is intended to comply with the requirements of Code Section 409A (including accompanying regulations and current IRS guidance) and conform to the current operation of the Plan.  The terms of the Plan shall be interpreted, operated and administered in a manner consistent with this intention to the extent the Committee deems necessary to comply with Code Section 409A and any official guidance issued thereunder.

* * * * *

IN WITNESS WHEREOF, an authorized officer of the Company has signed this document on the 21st day of July, 2008, to be effective January 1, 2009.

THE TORO COMPANY

By:          Michael J. Hoffman

Its:          Chairman, President and CEO